UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report: August 18, 2016
(Date of earliest event reported)

Commission file number 1-34192

MAXIM INTEGRATED PRODUCTS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2896096 (I.R.S. Employer I. D. No.)

160 Rio Robles
San Jose, California 95134
(Address of Principal Executive Offices including Zip Code)

(408) 601-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 18, 2016, the board of directors (the “Board”) of Maxim Integrated Products, Inc. (the “Company”) increased the size of the Board to nine members and appointed MaryAnn Wright and Tracy Accardi as directors of the Company effective immediately. Ms. Wright currently serves as Group Vice President, Technology and Industry Relations at Johnson Controls. Ms. Accardi currently serves as Vice President of Global Research and Development, Breast and Skeletal Health Solutions at Hologic.

The Board also appointed Ms. Wright as a member of the Nominating and Governance Committee and Ms. Accardi as a member of the Compensation Committee of the Board effective immediately. Mses. Wright and Accardi will receive the same compensation as other non-employee directors as described in the Company’s Proxy Statement under “Director Compensation.” In addition, the Company has entered into the Company’s standard indemnification agreement with Mses. Accardi and Wright, the form of which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended June 25, 2005.

There are no arrangements or understandings between either of Mses. Wright or Accardi and any other person pursuant to which either was elected as a director of the Company, and there is no information required to be disclosed with respect to either Mses. Wright or Accardi pursuant to Item 404(a) of Regulation S-K.

Additionally, A.R. Frank Wazzan, a member of the Board and Chairman of the Compensation Committee of the Board, will not stand for re-election to the Board at the Company’s Annual Meeting of Stockholders which will be scheduled to be held on November 9, 2016. Mr. Wazzan’s decision to not stand for re-election to the Board is not due to any disagreement on any matter relating to the Company’s operations, policies, or practices.

On August 18, 2016, the Company issued a press release announcing the appointments of Mses. Wright and Accardi to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On August 18, 2016, the Board approved an amendment to the Company’s Bylaws to increase the size of the Board to nine members and appointed MaryAnn Wright and Tracy C. Accardi as directors of the Company effective immediately.

The text of the amendment to the Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Amendment to Bylaws of the Company, effective as of August 18, 2016.
99.1	Press release issued by the Company on August 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2016

Maxim Integrated Products, Inc.

By:     /s/ Bruce E. Kiddoo
Bruce E. Kiddoo
Senior Vice President and Chief Financial Officer